Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (the “Amendment”), dated and effective as of August 10, 2009, by and between INTERLEUKIN GENETICS, INC., a Delaware corporation (the “Company”), and PYXIS INNOVATIONS INC., a Delaware corporation (“Pyxis”).

WHEREAS, the Company and Pyxis are parties to an Amended and Restated Note Purchase Agreement dated as of March 10, 2009 (the “Agreement”), pursuant to which Pyxis extended the Company a credit facility (the “Credit Facility”) in an amount (following applicable adjustments) not to exceed Fourteen Million Three Hundred Sixteen Thousand Two Hundred Fifty-Five Dollars and No/100 ($14,316,255.00) on which the parties may draw down until March 31, 2010 (the “Credit Facility Termination Date”);

WHEREAS, Pyxis purchased, and the Company sold and issued to Pyxis, (i) a promissory note in the principal amount of Four Million Dollars and No/100 ($4,000,000.00) on June 10, 2008, and (ii) a promissory note in the principal amount of One Million Dollars and No/100 ($1,000,000.00) on May 29, 2009, both under the terms of the Credit Facility, leaving Nine Million Three Hundred Sixteen Thousand Two Hundred Fifty-Five Dollars and No/100 ($9,316,255.00) available for loan under the Credit Facility as of the date of this Amendment;

WHEREAS, the parties now wish to extend the period of time under which the Company may draw down on available funds under the Credit Facility.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.             Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

2.             The Credit Facility Termination Date shall be amended to be January 1, 2011.

3.             Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

4.             This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Amended and Restated Note Purchase Agreement as of the date first written above.

INTERLEUKIN GENETICS, INC.

By:	/s/ Lewis H. Bender

Typed Name:	Lewis Bender

Title:	Chief Executive Officer

PYXIS INNOVATIONS INC.

By:	/s/ Kim S. Mitchell

Typed Name:	Kim S. Mitchell

Title:	Assistant Secretary